Exhibit 99.1

Investor Contact:	Brendon Frey, ICR
(203) 682-8200
Brendon.Frey@icrinc.com

Media Contact:	Katy Michael/Crocs Inc.
(303) 848-7000
kmichael@crocs.com

Crocs Inc. Reports Second Quarter 2015 Financial Results

Revenues in line with expectations

NIWOT, COLORADO — July 30, 2015 — Crocs Inc. (NASDAQ: CROX) today reported financial results for the second quarter ended June 30, 2015.

Second Quarter Highlights:

•                  Revenue was $345.7 million, in line with expectations.  On a constant currency basis, revenue decreased 1.1% as compared to the prior year.

•                  Net income attributable to common stockholders on a GAAP basis was $9.7 million per diluted share for the second quarter.  Earnings per share were 11 cents per diluted share.

•                  Excluding certain non-recurring and special charges, the company reported non-GAAP adjusted net income attributable to common shareholders of $27.3 million.

Gregg Ribatt, Chief Executive Officer, said: “We delivered second quarter sales in line with expectations. Our business continues to stabilize around the globe and we believe the strategy the company outlined last July is positioning Crocs for sustained success in the future.  We were particularly pleased to see global e-commerce revenue increase nearly 30% on a constant currency basis.  The company continues to make meaningful progress in implementing our strategy including: strengthening our brand; elevating our product stories; evolving our international business to focus on our six core markets; strengthening our relationships with key wholesale partners; improving our direct to consumer capabilities; simplifying our business model; and, building a best in class team.   We are confident that these moves are laying the foundation to position the company for sustained growth in the future.”

Financial Review

Second quarter operating results

In the second quarter of 2015, the company reported GAAP net income attributable to common stockholders of $9.7 million or $0.11 per share, compared with net income of $19.5 million or $0.19 per diluted share in the same quarter of the prior year.

As outlined in detail in the non-GAAP reconciliations set forth later in this press release, the company recorded $17.6 million in non-recurring and special charges in the second quarter of 2015 compared with $16.8 million in non-recurring and special charges in the second quarter of 2014.

Excluding these items the company reported:

•                  Non-GAAP operating income of $34.0 million versus $58.7 million in the comparable prior year period.

•                  On a comparable basis, non-GAAP adjusted net income attributable to common shareholders of $27.3 million in the quarter versus $36.3 million in the second quarter of 2014.

Balance Sheet

Cash and cash equivalents at June 30, 2015, were $197.3 million.  Inventory was $182.6 million compared with $171.0 million on December 31, 2014.

Financial Outlook

Mr. Ribatt continued, “We are confident that the strategic shift to focus the organization on a narrower range of businesses, fewer retail stores and reduced geographic footprint will lead to improved results in the future.  We invested an incremental $15 million in marketing in Q2 2015 compared to 2014 to build brand awareness.  We increased reserves for doubtful accounts by $5 million on our balance sheet at the end of the second quarter while reducing inventory and global accounts receivables compared to last year at June 30th.  As our business continues to stabilize, we expect Q3 revenue in the $280 to $290 million range compared to $302 million last year, showing growth on a constant currency basis at today’s rates and excluding the impacts of store closings and discontinued product lines.”

Stock Repurchase

The company repurchased 1.6 million shares of common stock in the second quarter of 2015 at an average price of $14.62.  The company ended the quarter at 75.8 million common shares outstanding and second quarter weighted average shares outstanding was 76.8 million.

Conference Call Information

A teleconference call to discuss second quarter 2015 results is scheduled for today, Thursday July 30, 2015, at 8:30 am EST.  The call participation number is (888) 771-4371. A recording of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call and can access a replay of the call at (630) 652-3042. All of the above calls will require the input of the conference identification number 40293403. The call also will be streamed on the Crocs website, www.crocs.com.  An audio recording of the conference call will be available at www.crocs.com through September 8, 2015.

About Crocs, Inc.

Crocs, Inc. is a world leader in innovative casual footwear for men, women and children. Crocs offers a broad portfolio of all-season products, while remaining true to its core molded footwear heritage. All Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight, non-marking and odor-resistant qualities that Crocs fans know and love. Crocs celebrates the fun of being a little different and encourages fans to “Find Your Fun” in every colorful pair of shoes. Since its inception in 2002, Crocs has sold more than 300 million pairs of shoes in more than 90 countries around the world.

Visit www.crocs.com for additional information.

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, investments in our business and outlook. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenue; changing fashion trends; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks;; and other factors described in our most recent annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of July 30, 2015.  We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

($ thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues	$345,671	$376,920	$607,864	$689,349
Cost of sales	155,801	172,320	290,624	328,522
Restructuring charges	—	2,029	—	2,029
Gross profit	189,870	202,571	317,240	358,798
Selling, general and administrative expenses	168,636	153,370	294,705	290,525
Restructuring charges	2,810	4,060	6,473	6,310
Asset impairment charges	2,075	3,230	2,075	3,230
Income from operations	16,349	41,911	13,987	58,733
Foreign currency transaction gain (loss), net	(217)	(220)	277	(2,988)
Interest income	196	403	484	880
Interest expense	(260)	(128)	(479)	(319)
Other income (loss), net	(80)	30	(411)	171
Income before income taxes	15,988	41,996	13,858	56,477
Income tax expense	(2,562)	(18,719)	(2,857)	(24,076)
Net income	$13,426	$23,277	$11,001	$32,401

Dividends on Series A convertible preferred stock	(3,000)	(3,033)	(5,833)	(5,166)
Dividend equivalents on Series A convertible preferred shares related to redemption value accretion and beneficial conversion feature	(736)	(721)	(1,457)	(1,339)
Net income attributable to common stockholders	$9,690	$19,523	$3,711	$25,896

Net income per common share:
Basic	$0.11	$0.19	$0.04	$0.26
Diluted	$0.11	$0.19	$0.04	$0.25

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present current period ‘adjusted results’, which are non-GAAP financial measures. Adjusted results of operations exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

Management uses adjusted results to assist in comparing business trends from period to period on a consistent non-GAAP basis in communications with the board of directors, stockholders, analysts and investors concerning our financial performance. We believe that these non-GAAP measures are used by, and are useful to, investors and other users of our financial statements as an additional tool to evaluate our performance. We believe they also provide a useful baseline for analyzing trends in our operations. We do not suggest that investors should consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$168,636	$153,370	$294,705	$290,525
Legal settlements, disbursements and reorganization (1)	(8,977)	(2,804)	(10,376)	(6,297)
New ERP implementation (2)	(2,739)	(4,639)	(8,387)	(7,028)
Non-GAAP selling, general and administrative expenses	$156,920	$145,927	$275,942	$277,200

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Net income attributable to common stockholders reconciliation:
GAAP net income attributable to common stockholders	$9,690	$19,523	$3,711	$25,896
Legal settlements, disbursements, asset impairment, reorganization, and statutory audits (3)	12,052	6,034	13,451	9,527
Restructuring (4)	2,810	6,089	6,473	8,339
New ERP implementation (2)	2,739	4,639	8,387	7,028
Non-GAAP net income attributable to common stockholders	$27,291	$36,285	$32,022	$50,790

(1)         This represents certain legal liabilities, disbursements made to invalid vendors, and reorganization expenses related to our investment agreement with Blackstone.

(2)         This represents operating expenses related to the implementation of our new enterprise resource planning (“ERP”) system.

(3)         This represents certain legal liabilities, disbursements made to invalid vendors, the impairment of certain retail locations, reorganization expenses related to our investment agreement with Blackstone, and out-of-period customs/duty obligations.

(4)         This relates to bonuses, consulting fees and other expenses related to recent restructuring activities.

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

($ thousands, except number of shares)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$197,279	$267,512
Accounts receivable, net of allowances of $42,694 and $32,392, respectively	172,762	101,217
Inventories	182,626	171,012
Deferred tax assets, net	3,951	4,190
Income tax receivable	15,443	9,332
Other receivables	12,069	11,989
Prepaid expenses and other assets	33,308	30,156
Total current assets	617,438	595,408
Property and equipment, net	59,501	68,288
Intangible assets, net	90,336	97,337
Goodwill	2,227	2,044
Deferred tax assets, net	17,687	17,886
Other assets	23,259	25,968
Total assets	$810,448	$806,931
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$84,510	$42,923
Accrued expenses and other liabilities	98,206	80,216
Deferred tax liabilities, net	11,726	11,869
Accrued restructuring	3,719	4,511
Income taxes payable	10,389	9,078
Current portion of long-term borrowings and capital lease obligations	5,350	5,288
Total current liabilities	213,900	153,885
Long-term income tax payable	4,172	8,843
Long-term borrowings and capital lease obligations	3,691	6,381
Long-term accrued restructuring	216	348
Other liabilities	11,209	12,277
Total liabilities	233,188	181,734
Commitments and contingencies
Series A convertible preferred stock, par value $0.001 per share, 1,000,000 shares authorized, 200,000 shares issued and outstanding, redemption amount and liquidation preference of $203,000 and $203,067 as of June 30, 2015 and December 31, 2014, respectively	174,136	172,679
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 4,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 250,000,000 shares authorized, 92,505,166 and 75,845,884 shares issued and outstanding, respectively, as of June 30, 2015 and 92,325,201 and 78,516,566 shares issued and outstanding, respectively, as of December 31, 2014	93	92
Treasury stock, at cost, 17,059,282 and 13,808,635 shares as of June 30, 2015 and December 31, 2014, respectively	(241,324)	(200,424)
Additional paid-in capital	351,094	345,732
Retained earnings	329,180	325,470
Accumulated other comprehensive loss	(35,919)	(18,352)
Total stockholders’ equity	403,124	452,518
Total liabilities, commitments and contingencies and stockholders’ equity	$810,448	$806,931

The following tables summarize our total revenue by channel for the three and six months ended June 30, 2015 and 2014:

	Three Months Ended June 30,		Change		Constant Currency Change (1)
	2015	2014	$	%	$	%
	(in thousands)
Wholesale:
Americas	$65,250	$65,715	$(465)	(0.7)%	$1,149	1.7%
Asia Pacific	92,824	98,445	(5,621)	(5.7)	(229)	(0.2)
Europe	30,807	44,576	(13,769)	(30.9)	(4,773)	(10.7)
Other businesses	327	(86)	413	(480.2)	317	(368.6)
Total wholesale	189,208	208,650	(19,442)	(9.3)	(3,536)	(1.7)
Consumer-direct:
Retail:
Americas	58,309	60,622	(2,313)	(3.8)	(1,739)	(2.9)
Asia Pacific	45,898	56,976	(11,078)	(19.4)	(7,230)	(12.7)
Europe	14,522	19,620	(5,098)	(26.0)	(583)	(3.0)
Total retail	118,729	137,218	(18,489)	(13.5)	(9,552)	(7.0)
Internet:
Americas	19,560	15,231	4,329	28.4	4,502	29.6
Asia Pacific	10,835	7,260	3,575	49.2	3,999	55.1
Europe	7,339	8,561	(1,222)	(14.3)	450	5.3
Total internet	37,734	31,052	6,682	21.5	8,951	28.8
Total revenues	$345,671	$376,920	$(31,249)	(8.3)%	$(4,137)	(1.1)%

Revenues:
Americas	$143,119	$141,568	$1,551	1.1%	$3,912	2.8%
Asia Pacific	149,557	162,681	(13,124)	(8.1)	(3,460)	(2.1)
Europe	52,668	72,757	(20,089)	(27.6)	(4,906)	(6.7)
Total segment revenues	345,344	377,006	(31,662)	(8.4)	(4,454)	(1.2)
Other businesses	327	(86)	413	(480.2)	317	(368.6)
Total consolidated revenues	$345,671	$376,920	$(31,249)	(8.3)%	$(4,137)	(1.1)%

(1)         Reflects year over year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” above for more information.

	Six Months Ended June 30,		Change		Constant Currency Change (1)
	2015	2014	$	%	$	%
	(in thousands)
Wholesale:
Americas	$126,427	$135,890	$(9,463)	(7.0)%	$(6,849)	(5.0)%
Asia Pacific	165,319	197,489	(32,170)	(16.3)	(21,896)	(11.1)
Europe	75,460	92,356	(16,896)	(18.3)	705	0.8
Other businesses	552	172	380	220.9	320	186.0
Total wholesale	367,758	425,907	(58,149)	(13.7)	(27,720)	(6.5)
Consumer-direct:
Retail:
Americas	92,925	97,203	(4,278)	(4.4)	(3,436)	(3.5)
Asia Pacific	69,244	85,225	(15,981)	(18.8)	(10,615)	(12.5)
Europe	22,933	30,350	(7,417)	(24.4)	(604)	(2.0)
Total retail	185,102	212,778	(27,676)	(13.0)	(14,655)	(6.9)
Internet:
Americas	29,536	25,595	3,941	15.4	4,216	16.5
Asia Pacific	14,769	10,882	3,887	35.7	4,660	42.8
Europe	10,699	14,187	(3,488)	(24.6)	(834)	(5.9)
Total internet	55,004	50,664	4,340	8.6	8,042	15.9
Total revenues	$607,864	$689,349	$(81,485)	(11.8)%	$(34,333)	(5.0)%

Revenues:
Americas	$248,888	$258,688	$(9,800)	(3.8)%	$(6,069)	(2.3)%
Asia Pacific	249,332	293,596	(44,264)	(15.1)	(27,851)	(9.5)
Europe	109,092	136,893	(27,801)	(20.3)	(733)	(0.5)
Total segment revenues	607,312	689,177	(81,865)	(11.9)	(34,653)	(5.0)
Other businesses	552	172	380	220.9	320	186.0
Total consolidated revenues	$607,864	$689,349	$(81,485)	(11.8)%	$(34,333)	(5.0)%

(1)         Reflects year over year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” above for more information

CROCS, INC. SUBSIDIARIES

RETAIL STORE COUNTS (UNAUDITED)

	December 31, 2014	Opened	Closed	June 30, 2015
Company-operated retail locations
Type
Kiosk/store in store	100	5	10	95
Retail stores	311	9	30	290
Outlet stores	174	4	4	174
Total	585	18	44	559
Operating segment
Americas	210	2	13	199
Asia Pacific	258	15	22	251
Europe	117	1	9	109
Total	585	18	44	559

CROCS, INC. AND SUBSIDIARIES

COMPARABLE STORE SALES

(UNAUDITED)

	Constant Currency	Constant Currency
	Three Months Ended	Three Months Ended
	June 30, 2015 (2)	June 30, 2014 (2)
Comparable store sales (1)
Americas	(3.4)%	(6.2)%
Asia Pacific	(9.4)%	(6.1)%
Europe	0.3%	1.1%
Global	(5.1)%	(5.1)%

	Constant Currency	Constant Currency
	Six Months Ended	Six Months Ended
	June 30, 2015 (2)	June 30, 2014 (2)
Comparable store sales (1)
Americas	(4.3)%	(5.7)%
Asia Pacific	(9.4)%	(3.1)%
Europe	2.3%	1.0%
Global	(5.2)%	(3.8)%

(1)         Comparable store status is determined on a monthly basis. Comparable store sales begin in the thirteenth month of a store’s operation. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. Comparable store sales exclude the impact of our internet channel revenues and are calculated on a currency neutral basis using historical quarterly average currency rates.

(2)         Reflects quarter-over-quarter and year-over-year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. Constant currency is a measure utilized by management in which current period results have been restated using 2014 and 2013 average foreign exchange rates, respectively, for the comparative period to enhance the visibility of the underlying business trends by excluding the impact of foreign currency exchange rate fluctuations. We do not suggest that investors should consider this non-GAAP measure in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.